UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 10, 2009

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   On February 4, 2009, the Compensation Committee of the Board of Directors of SuperGen, Inc. approved a performance-based cash bonus award of $350,000.00 to Dr. James S.J. Manuso.  The bonus was granted in connection with Dr. Manuso’s Amended and Restated Executive Employment and Confidential Information and Invention Assignment Agreement dated as of October 28, 2008 (the “Employment Agreement”).  The Compensation Committee determined to award the bonus after reviewing the achievements and performance of the Company through the fiscal year ended December 31, 2008 and Dr. Manuso’s instrumental efforts in that regard.  The cash bonus was paid on February 10, 2009.  In addition, the Compensation Committee determined that Dr. Manuso partially achieved the 150,000 share milestone described in the Employment Agreement with respect to the vesting of the 1,000,000 share option granted to Dr. Manuso on January 3, 2007.  100,000 shares of such 150,000 share milestone vested, for a total of 400,000 shares that have vested to date under the 1,000,000 share option.  The option has an exercise price of $5.06 per share.

The Employment Agreement was previously filed on a current report on Form 8-K on October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

	By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin Chief Financial Officer
Date: February 12, 2009